UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

AMENDMENT NO. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2016

RASNA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191083	39-2080103
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

420 Lexington Avenue, New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-994-9936

(Former name or former address, if changed since last report)

Copies to:

Jeffrey Fessler, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 100112

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Background and Effects of Restatement

Rasna Therapeutics, Inc., formerly Active With Me, Inc. (“we,” “us,” “our,” the “Company” or “Rasna”) is filing this Amendment No. 2 to Form 8-K (the “Amendment”) to amend and restate its Current Report on Form 8-K (the “Original Form 8-K”) filed with the United States Securities and Exchange Commission (the “SEC”) on August 17, 2016 (the “Original Filing Date”), as amended by Form 8-K/A (the “Amendment No. 1”) filed with the United States Securities and Exchange Commission (the “SEC”) on November 17, 2016 (the “Amendment Filing Date”).

In filing this Amendment, the Company restates the previously issued unaudited financial statements for Rasna Therapeutics Inc for the period ending June 30, 2016 (the “Unaudited Financial Statements”) to: (i) reflect certain expenses which were not appropriately accrued during the reporting period due to the timing of receipt of invoices and (ii) reflect the accounting for certain warrants that were issued in February 2017 which have been deemed to have an associated liability recordable from the service date of April 2016 and (iii) to apply the correct methodology to record transactions in the Company’s USD bank account.

As reported in the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2017, on March 10, 2017, the board of directors of the Company (the “Board”), in consultation with management concluded that: (i) the previously issued Unaudited Financial Statements should no longer be relied upon due to errors identified therein; and (ii) the Unaudited Financial Statements required restatement. The errors were identified in the course of preparing the Company’s quarterly report on Form 10-Q for the quarterly period ended December 31, 2016, and were as follows:

1.	Subsequent to Rasna Therapeutic Inc’s Form 10-Q filing for the quarterly period ended September 30, 2016, it was determined that certain expenses were not accrued due to the timing of receipt of invoices. The issue was identified upon receipt of a small group of invoices, which were ultimately forwarded to, and received by, the Company after the September 30, 2016 Form 10-Q was filed. Due to the unrecorded expenses, the Company understated Net loss by $111,408 in the quarter to June, 30 2016

2.	In February 2017, the Company issued certain warrants for a placement fee in connection with common stock that was issued in April 2016. Management has determined that the Company received the benefit of the services in respect of the warrants before the grant date, therefore it recognizes that the warrants should be accounted for at service inception date as per ASC 718-10-55-108, Accounting when service inception date precedes grant date . This led to a recognition of a liability of $484,009 in April 2016, offset by a change in fair value of $1,894 for the period ending June, 30 2016 .

3.	Subsequent to Rasna Therapeutic Inc’s Form 10-Q filing for the quarterly period ended September 30, 2016, it was determined that the Company had not applied the correct translation methodology to convert some banking transactions into USD. This led to an overstatement of cash and an understatement of accounts payable by $4,716.

The effect of the correction of the errors on the previously issued unaudited condensed consolidated balance sheet at June 30, 2016 and the statement of equity is as follows:

Item	As of June 30, 2016, as Previously Reported	As of June 30, 2016, as Corrected	Difference Increase/ (Decrease)
Current Assets	$4,899,849	$4,895,133	$(4,716)
Current Liabilities	1,091,401	1,680,208	588,807
Working Capital	3,808,448	3,214,925	(593,523)
Non-Current Assets	4,939,210	4,939,210	-
Total Assets	9,839,059	9,834,343	(4,716)
Non-Current Liabilities	-	-	-
Total Liabilities	1,091,401	1,680,208	588,807
Total Shareholders’ Equity	8,747,658	8,154,135	(593,523)

The effect of the correction of the errors on the previously issued unaudited condensed consolidated statements of operations for the three months ended June 30, 2016 is as follows:

Item	Quarter Ended June 30, 2016, as Previously Reported	Quarter Ended June 30, 2016, as Corrected	Difference Increase/ (Decrease)
Revenues	$-	$-	$-
Cost of revenue	-	-	-
Gross Profit	-	-	-
Operating Expenses	218,426	329,834	111,408
Loss from Operations	(218,426)	(329,834)	(111,408)
Other Income	2,661	2,661	-
Loss from Operations before Income Taxes	(215,765)	(327,173)	(111,408)
Net loss	(215,765)	(327,173)	(111,408)
EPS	(0.00)	(0.01)	(0.01)

Items Amended in This Filing

This Amendment sets forth only the portions of the Amendment No. 1 to Form 8-K/A that have been changed as a result of the restatement. The following items have been amended and restated principally as a result of, and to reflect, the restatement:

•	Item 2.01. Completion of Acquisition or Disposition of Assets – Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•	Item 99.01. Exhibits.

Except as noted above, no other changes have been made to the Amendment No1 Form 8-K/A. This Amendment speaks only as of the Original Filing Date and has not been updated or otherwise modified to reflect events that may have occurred subsequent to the Original Filing Date.

Item 2.01	Completion of Acquisition or Disposition of Assets

The following table presents the consolidated results of operations of Rasna Therapeutics, Inc. for the three months ended June 30, 2016 and 2015, which includes the operations of Rasna Therapeutics Limited (“Rasna UK”) from the date of acquisition May 17, 2016 through June 30, 2016. Rasna Therapeutics, Inc’s results for all periods presented represent the results of Arna Therapeutics Limited, the accounting acquirer of Rasna Therapeutics, Inc. in May 2016. See Note 1 to the condensed consolidated financial statements for further information of this acquisition.

	Three Months Ended
	June 30,
	(Unaudited)
	2016 (restated)	2015
Revenue	$—	$—
Cost of Revenue	—	—
Gross profit	—	—

General and administrative expenses	(89,113)	—
Research and Development	(59,823)	—
Consultancy fees third parties	(41,991)	(27,500)
Consultancy fees related parties	(87,500)	(75,000)
Legal and professional fees	(51,407)	(4,476)

Loss from operations	$(329,834)	$(106,976)

Gain on foreign currency translation	2,661	—
Net Loss	$(327,173)	$(106,976)

Revenue

There were no revenues for the three months ended June 30, 2016 and 2015 because the Company does not have any commercial biopharmaceutical products.

Operating Expenses

Operating expenses consisting of research & development, legal and professional expenses, consultancy, and administrative expenses for the three months ended June 30, 2016 increased to $329,834 from $106,976 for the three months ended June 30, 2015, an increase of $222,858. The increase is primarily attributable to increased research & development expenses, general and administrative expenses and legal and professional fees related to patent expenses.

Net Loss

Net loss for the three months ended June 30, 2016 increased to $327,173 from $106,976 for the three months ended June 30, 2015. The increase is primarily attributable to increased research & development expenses, general and administrative expenses and legal and professional fees related to patent expenses.

Liquidity and Capital Resources

We have experienced net losses and significant cash used in operations activities since our inception in 2013 and as of June 30, 2016, had an accumulated deficit of $5,151,221, a net loss for three months ended June 30, 2016 of $327,173 and net cash used in operating activities for the three months ended June 30, 2016 of $256,076. Our management expects us to continue to incur net losses and have significant cash outflows for at least the next twelve months. These conditions, among others, raise substantial doubt about our ability to continue as a going concern. The condensed consolidated financial statements included elsewhere in this 8-K/A have been prepared assuming that we will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. A successful transition to attaining profitable operations is dependent upon achieving a level of positive cash flows adequate to support our cost structure.

As of June 30, 2016, the Company had cash and cash equivalents of $4,860,533. The board of directors of the Company is of the opinion that this cash position is sufficient to continue operating for the next twelve months from the Balance Sheet date (June 30, 2016) but will require significant additional cash resources to launch new development phases of existing projects in its pipeline.

Capital Resources

The following table summarizes total current assets, liabilities and working capital as of the periods indicated:

	June 30, 2016 (Unaudited)	March 31, 2016	Change

Current assets	$4,895,133	$607,159	$4,287,974
Current liabilities	$1,680,208	$628,227	$1,051,981
Working capital	$3,214,925	$(21,068)	$3,235,993

The Company had a cash balance of $4,860,533 and $0, as of June 30, 2016 and March 31, 2016, respectively.

Liquidity

The following table sets forth a summary of our unaudited cash flows for the periods indicated:

	Three Months Ended June 30,
	2016	2015	Increase/(Decrease)

Net cash used in operating activities	$256,076	$—	$256,076
Net cash provided by investing activities	$5,116,609	$—	$5,116,609

Cash Used in Operating Activities

Cash used in operating activities consists of net loss adjusted for the effect of changes in operating assets and liabilities.

Net cash used in operating activities was $256,076 for the three months ended June 30, 2016 compared to $0 for the three months ended June 30, 2015.  The change is principally attributable to net loss of $327,173 offset by changes in operating assets and liabilities of $61,606 and a non-cash add back of share based compensation to non-employees of $9,491 for the three months ended June 30, 2016 as compared to a net loss of $106,976 and changes in operating assets and liabilities of $106,976 for the three months ended June 30, 2015.

Cash Provided by Investing Activities

Cash provided by investing activities consists of assets acquired in business combination of a VIE of $5,116,609 for the three months ended June 30, 2016 compared to $0 for the three months ended June 30, 2015.

Off Balance Sheet Arrangements

We consolidate variable interest entities (“VIE”) in which we hold a controlling financial interest as evidenced by the power to direct the activities of a VIE that most significantly impact its economic performance and the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE and therefore are deemed to be the primary beneficiary. We take into account our entire involvement in a VIE (explicit or implicit) in identifying variable interests that individually or in the aggregate could be significant enough to warrant our designation as the primary beneficiary and hence require us to consolidate the VIE or otherwise require us to make appropriate disclosures.

Item 9.01	Financial Statements and Exhibits

(a)          Financial Statements of Businesses Acquired .  In accordance with Item 9.01(a), (i) Rasna Therapeutics, Inc. condensed consolidated financial statements as of June 30, 2016 (unaudited) and March 31, 2016 and for the three months ended June 30, 2016 (unaudited) and 2015 (unaudited), are filed in this Current Report on Form 8-K/A Amendment No 2 as Exhibit 99.1.

(b)          Pro Forma Financial Information .  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K/A Amendment No 2 as Exhibit 99.2.

(d)          Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description

99.1	Rasna Therapeutics, Inc. condensed consolidated financial statements as of June 30, 2016 (unaudited) and March 31, 2016 and for the three months ended June 30, 2016 (unaudited) and 2015 (unaudited).

99.2	Unaudited pro forma financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 14, 2017

RASNA THERAPEUTICS, INC.

By:	/s/ Tiziano Lazzaretti
	Name:	Tiziano Lazzaretti
	Title:	Chief Financial Officer

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